                                                                       Exhibit G

                                                                  EXECUTION COPY



                           PURCHASE AND SALE AGREEMENT

                          IFX CORPORATION COMMON STOCK



                          DATED AS OF OCTOBER 13, 2000

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.   Sale and Purchase of Common Stock............................................................................1

2.   Representations and Warranties of Sellers....................................................................2
     (a)   Organization and Good Standing.........................................................................2
     (b)   Ownership of Seller....................................................................................2
     (c)   Authorization; Enforceability..........................................................................2
     (d)   No Conflicts...........................................................................................2
     (e)   Good and Marketable Title to the Shares................................................................2
     (f)   Offering...............................................................................................3
     (g)   Brokers................................................................................................3
     (h)   No Undisclosed Liabilities.............................................................................3
     (i)   SEC Reports............................................................................................3
     (j)   Litigation.............................................................................................3
     (k)   Disclosure.............................................................................................3
     (l)   Use of Proceeds........................................................................................3

3.   Representations and Warranties of the Purchasers.............................................................4
     (a)   Investment Intent......................................................................................4
     (b)   Sophistication.........................................................................................4
     (c)   Accredited Investor....................................................................................4
     (d)   Brokers................................................................................................4
     (e)   Requisite Power and Authority..........................................................................4
     (f)   No Conflict............................................................................................4

4.   Conditions to Obligations of the Purchasers..................................................................4
     (a)   Representations and Warranties.........................................................................4
     (b)   Performance............................................................................................5
     (c)   Absence of Litigation..................................................................................5
     (d)   Opinion of Counsel to Sellers..........................................................................5
     (e)   Consents...............................................................................................5
     (f)   Closing Papers.........................................................................................5
     (g)   Right of First Refusal.................................................................................6

5.   Conditions to the Obligations of Sellers.....................................................................6
     (a)   Representations and Warranties.........................................................................6
     (b)   Performance............................................................................................6

6.   Survival.....................................................................................................6

7.   Indemnification..............................................................................................6
     (a)   Indemnification by Sellers.............................................................................6
     (b)   Indemnification by Purchasers..........................................................................7

8.   Miscellaneous Provisions.....................................................................................7
     (a)   Notices................................................................................................7
     (b)   Severability...........................................................................................7
     (c)   Governing Law..........................................................................................8
     (d)   Publicity..............................................................................................8
     (e)   Captions and Section Headings..........................................................................8
     (f)   Amendments and Waivers.................................................................................8
     (g)   Successors and Assigns.................................................................................8
     (h)   Expenses...............................................................................................9
     (i)   Entire Agreement.......................................................................................9
     (j)   Exhibits...............................................................................................9
     (k)   Further Assurances.....................................................................................9
     (l)   Condition to Effectiveness.............................................................................9
     (m)   Counterparts...........................................................................................9
     (n)   Disclosure Generally...................................................................................9

9.   Definitions..................................................................................................9
     (a)   Definitions............................................................................................9
     (b)   Other Definitional Provisions.........................................................................11

                                                        EXHIBITS

EXHIBIT A             SCHEDULE OF PURCHASERS....................................................................A-1
EXHIBIT B             SCHEDULE OF EXCEPTIONS....................................................................B-1
EXHIBIT C             FORM OF OPINION OF SELLERS COUNSEL........................................................C-1

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement is made and entered into as of the 13th day of October, 2000, by and among International Technology Investments L.C., a Nevada limited liability company ("ITI"), Michael Shalom ("Shalom" and together with ITI, the "Sellers") and each Person listed on the Schedule of Purchasers attached as Exhibit A hereto (the "Schedule of Purchasers") who executes this Agreement as a Purchaser (such Persons are referred to in this Agreement, collectively, as the "Purchasers" and individually, as a "Purchaser"). Unless defined elsewhere herein, capitalized and other defined terms shall have the meanings specified in Section 9.

                                    RECITALS

         Shalom is the sole, duly appointed and acting Manager of ITI and is an indirect beneficial owner of 40,000 units of Class A membership interests of ITI. ITI owns 6,000,000 shares of Common Stock and Shalom has the sole right to control the voting and disposition of such Common Stock held by ITI. Sellers desire to sell to the Purchasers, and the Purchasers desire to purchase from Sellers an aggregate of 1,500,000 shares of Common Stock for a total aggregate purchase price of Nine Million Dollars ($9,000,000) at the Closing (as defined below), subject to the terms and conditions herein.

                                    AGREEMENT

         In consideration of the premises and the mutual covenants, agreements, hereinafter set forth, the parties to this Agreement agree as follows:

         1. Sale and Purchase of Common Stock. Subject to the terms and conditions set forth in this Agreement, ITI agrees to sell to the Purchasers, and each of the Purchasers severally (and not jointly) agrees to purchase from ITI, the number of shares of Common Stock indicated opposite such Purchaser's name on the Schedule of Purchasers (the "Shares"), free and clear of all Encumbrances, for a purchase price of Six and 00/100 Dollars ($6.00) per share. The sale and purchase of the Shares shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, at 10:00 a.m., New York City time, at a closing (the "Closing") on the date hereof. At the Closing, ITI shall deliver to each Purchaser one or more stock certificates representing such Shares, together with a stock power dated the date of the Closing evidencing the transfer of such Shares to such Purchaser, free and clear of all Encumbrances, against delivery by such Purchaser to ITI of immediately available funds in the amount of the aggregate purchase price for such Shares. If at the Closing, ITI shall fail to tender to any Purchaser the Common Stock to be purchased by such Purchasers, or any of the conditions specified in Section 4 shall not have been fulfilled to the satisfaction of such Purchaser, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights such Purchaser may have by reason of such failure or such nonfulfillment.

         2. Representations and Warranties of Sellers. Subject to the exceptions set forth in the Schedule of Exceptions attached as Exhibit B hereto (the "Schedule of Exceptions"), Sellers, jointly and severally, represent and warrant to each of the Purchasers that:

                  (a) Organization and Good Standing. ITI is a limited liability company duly organized and validly existing under and by virtue of the laws of the State of Nevada and is in good standing under such laws. ITI is qualified, licensed or domesticated as a foreign limited liability company in all jurisdictions where the failure to be so qualified, licensed or domesticated would have a Material Adverse Effect. ITI has full power and authority (corporate and other) to own, lease and operate its properties and assets and to operate its business as currently being operated.

                  (b) Ownership of ITI. All of the outstanding membership or other equity interests in ITI are owned by those Persons set forth in the Schedule of Exceptions free and clear of all Encumbrances. Shalom has the sole right to vote and dispose of (or cause the disposition of) all shares of Common Stock owned by ITI. Shalom is an indirect beneficial owner of 40,000 units of Class A membership interests of ITI.

                  (c) Authorization; Enforceability. (i) Each Seller has all requisite right, power and authority to execute and deliver this Agreement and each of the other agreements and instruments referred to herein to be entered into by such Seller at or prior to the Closing in connection with the consummation of the transactions contemplated by this Agreement (the "Other Agreements") and to perform its obligations and consummate all of the transactions contemplated hereunder and thereunder, including the sale of the Shares to be purchased by each Purchaser at the Closing. All limited liability company proceedings have been taken and all limited liability company authorizations have been secured which are necessary on the part of ITI to authorize the execution, delivery and performance of this Agreement and each of the Other Agreements.

                           (ii) This Agreement has been duly executed and
delivered and constitutes, and each of the Other Agreements when executed and delivered by each of the Sellers, will constitute, legal, valid and binding obligations of each of the Sellers, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and court decisions with respect thereto, and the discretion of courts in granting equitable remedies.

                  (d) No Conflicts. The execution and delivery by each of the Sellers of this Agreement, the Other Agreements and the consummation of the transactions contemplated hereby and thereby by each of the Sellers will not result in any breach or violation of, default under or conflict with any provision of the organizational documents of ITI, any contract, agreement, instrument, order, injunction or decree to which either of the Sellers is a party or otherwise bound or any Applicable Law, and except as set forth in the Schedule of Exceptions, no Consent from any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Sellers of this Agreement or the Other Agreements.

                  (e) Good and Marketable Title to the Shares. ITI has good, valid and marketable title to the Shares free and clear of all Encumbrances. Except as set forth on the

Schedule of Exceptions, no Person has any right of first refusal or similar rights and no other transfer restrictions exist in connection with the transfer by ITI of the Shares to the Purchasers as contemplated hereby.

                  (f) Offering. Subject to the accuracy of the Purchasers' representations in Section 3 of this Agreement, the offer, sale and transfer of the Shares constitute transactions exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act and analogous provisions of the Applicable Laws of all other jurisdictions, and ITI has obtained (or is exempt from the requirement to obtain) all qualifications, permits and other consents required by all Applicable Laws governing the offer, sale or transfer of securities.

                  (g) Brokers. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of either of the Seller or any of their respective Affiliates in connection with the offer, sale or transfer of the Shares or the negotiation or consummation of this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby. All such negotiations or the consummation of this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby will not give rise to any valid claim against any of the Sellers, the Company or any of the Purchasers for any brokerage or finder's commission, fee or similar compensation.

                  (h) No Undisclosed Liabilities. Except as set forth on the Schedule of Exceptions or in the SEC Reports, to the knowledge of ITI and to the best of the actual knowledge of Shalom, neither the Company nor any of the Company's subsidiaries has any liabilities, obligations, claims, commitments or debts of any nature, whether due or becoming due, or asserted or unasserted (whether fixed, accrued, absolute, contingent, secured or otherwise).

                  (i) SEC Reports. To the knowledge of ITI and to the best of the actual knowledge of Shalom, the SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (j) Litigation. There are no Actions pending against either of the Sellers (or, to the best knowledge of Sellers, any basis therefor or threat thereof) which would affect the Sellers' obligations hereunder.

                  (k) Disclosure. This Agreement (including the Schedules and Exhibits hereto) does not contain any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  (l) Use of Proceeds. The proceeds received by Sellers in connection with the sale of the Common Stock to the Purchasers as contemplated hereby shall be used exclusively for the repayment of the obligations of Sellers set forth in the Schedule of Exceptions.

         3. Representations and Warranties of the Purchasers. Each Purchaser severally (and not jointly) represents and warrants to Sellers that:

                  (a) Investment Intent. The shares of Common Stock to be purchased by and transferred to the Purchaser pursuant to this Agreement are being acquired by the Purchaser for its own account, for investment purposes, and with no present intention of publicly distributing, selling or otherwise disposing of them.

                  (b) Sophistication. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of its respective shares of Common Stock.

                  (c) Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  (d) Brokers. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of such Purchaser in connection with the transactions contemplated by this Agreement or the Other Agreements.

                  (e) Requisite Power and Authority. Each Purchaser has all necessary power and authority to execute and deliver this Agreement and the Other Agreements to which it is a party and to carry out their provisions. This Agreement has been duly executed and delivered by each Purchaser, and each of the Other Agreements when executed and delivered by each Purchaser who is a party thereto, will constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, or other similar laws affecting the enforceability of creditors' rights generally and court decisions with respect thereto, and the discretion of courts in granting equitable remedies.

                  (f) No Conflict. The execution and delivery by each Purchaser of this Agreement and the consummation of the transactions contemplated hereby by each Purchaser will not result in any violation of or default under, any provision of the organizational documents of such Purchaser, any contract to which such Purchaser is a party or any applicable law, rule or regulation, which violation or default could reasonably be expected to (i) affect the validity of this Agreement or any agreement entered into pursuant hereto, (ii) affect in any material respect any action taken or to be taken by such Purchaser pursuant to this Agreement or any agreement entered into pursuant hereto or (iii) have a material adverse effect on the properties, assets, business or operations of such Purchaser.

         4. Conditions to Obligations of the Purchasers. The obligation of each of the Purchasers to purchase and pay for the Common Stock which it has agreed to purchase at the Closing and the other obligations of each of the Purchasers under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by such Purchaser:

                  (a) Representations and Warranties. On the date of the Closing each of the representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects (other than Section 2(e) which shall be true and correct in all respects) in each case on the date hereof and at and as of the date of the Closing with the same effect as though such representations and warranties had been made at and as of the date of the Closing.

                  (b) Performance. Each of the Sellers shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing.

                  (c) Absence of Litigation. (i) The consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; (ii) no court or other Governmental Authority shall have determined that any Applicable Law makes illegal the consummation of the transactions contemplated hereby and no Action with respect to the application of any such Applicable Law to such effect shall be pending or threatened; and (iii) no Action shall be pending or shall have been threatened which seeks to impose liability upon any of the Purchasers by reason of the consummation of the transactions contemplated by this Agreement.

                  (d) Opinion of Counsel to Sellers. The Purchasers shall each have received the written opinion of counsel for Seller, in form and substance satisfactory to the Purchasers dated and delivered as of the date of the Closing, substantially identical in form and substance to Exhibit C hereto.

                  (e) Consents. Sellers shall have obtained any and all Consents and Governmental Approvals set forth in the Schedule of Exceptions, and shall have made any and all filings and declarations necessary or appropriate (A) for the consummation of the transactions contemplated by this Agreement and the Other Agreements and (B) pursuant to Applicable Law in connection with the transactions contemplated by this Agreement and the Other Agreements.

                  (f) Closing Papers. Sellers shall have delivered to each of the Purchasers all of the following:

                           (i) a certificate, dated as of the date of the
Closing, stating that (A) the person signing such certificate (which person shall be Shalom individually and as managing member of ITI) has made or has caused to be made such investigations as are necessary to permit him/it to certify the accuracy of the information set forth therein, (B) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading, and (C) the other conditions specified in this Section 4 have been satisfied;

                           (ii) copies (certified by the managing member of ITI)
of the resolutions duly adopted by such managing member authorizing the execution, delivery and performance of this Agreement, the Other Agreements and all other agreements referred to in this Agreement as being executed at the Closing;

                           (iii) copies (certified by managing member of ITI) of
the Certificate of Formation and Operating Agreement (or equivalent documents) of ITI, as amended through the date of the Closing;

                           (iv) a stock power duly executed by ITI evidencing
the transfer to the respective Purchasers of the Shares to be purchased by such Purchaser hereunder together with the stock certificate(s) representing such Shares; and

                           (v) such other documents relating to the transactions
contemplated by this Agreement as any Purchaser may reasonably request.

                  (g) Right of First Refusal. Sellers shall have given written notice to the Company regarding the Company's right of first refusal under the Stockholders Agreement with respect to the Common Stock proposed to be sold hereunder and the Company shall have delivered to ITI a written waiver of such rights.

         5. Conditions to the Obligations of Sellers. The obligations of Sellers under this Agreement are subject to the fulfillment on or prior to the date of the Closing of the following conditions, any of which may be waived in writing, in whole or in part, by Sellers:

                  (a) Representations and Warranties. On the date of the Closing, each of the representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects on the date hereof and at and as of the date of the Closing with the same effect as though such representations and warranties had been made at and as of the date of the Closing.

                  (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed by or complied with by them prior to the Closing.

         6. Survival. The representations and warranties of Sellers set forth in Sections 2(a), (b), (c), (d), (e) and (l) shall survive the Closing indefinitely. All other representations and warranties of Sellers contained herein shall expire at the second anniversary of the Closing. The representations and warranties of the Purchasers contained herein shall expire at the second anniversary of the Closing. All covenants and agreements contained herein shall survive the Closing indefinitely.

         7.       Indemnification.

                  (a) Indemnification by Sellers. Sellers hereby, jointly and severally, agree to indemnify, defend and hold harmless the Purchasers and their respective directors, officers, members, partners (general or limited) employees, Affiliates, successors and assigns from and against any losses, liabilities, damages, costs or expenses, including, without limitation, interest, penalties and reasonable fees and expenses of counsel (collectively, "Losses"), based upon, arising out of or otherwise resulting from (i) any inaccuracy in any representation or breach of warranty of Sellers contained in this Agreement or the Other Agreements and (ii) the breach or nonfulfillment of any covenant, agreement or other obligation of the Sellers under this Agreement or the Other Agreements.

                  (b) Indemnification by Purchasers. Each Purchaser severally (and not jointly) agrees to indemnify, defend and hold harmless the Sellers and their respective directors, officers, members, partners (general or limited) employees, Affiliates, successors and assigns from and against any Losses based upon, arising out of or otherwise resulting from (i) any inaccuracy in any representation or breach of warranty of such Purchaser contained in this Agreement or the Other Agreements and (ii) the breach or nonfulfillment of any covenant, agreement or other obligations of such Purchaser under this Agreement or the Other Agreements.

         8.       Miscellaneous Provisions.

                  (a) Notices. All notices, requests, demands, approvals, consents, waivers or other communications required or permitted to be given hereunder (each, a "Notice") shall be in writing and shall be (a) personally delivered, (b) transmitted by telecopy facsimile, provided that the original copy thereof also is sent by pre-paid, first class, registered or certified mail (return receipt requested) or by next-day or overnight mail (to any United States address), or by an internationally recognized express delivery service (to any foreign address), (c) sent by first class, registered or certified mail (return receipt requested) or by next-day or overnight mail (to any United States address), postage and charges prepaid, or (d) delivered by an internationally recognized express delivery service (to any foreign address), postage and charges prepaid:

                           (i)      if to any Purchaser, at the address and
numbers set forth at the end of this Agreement, marked for attention as therein indicated;

                           (ii)     if to ITI, to:

                                    International Technology Investments, L.C.
                                    1135 Terminal Way, Suite 106
                                    Reno, Nevada  89502
                                    Attention:  Michael A. Shalom
                                    Telephone Number:  847-412-9411
                                    Telecopy Number:  305-574-7867

                                    With a copy to:

                                    Adorno & Zeder, P.A.
                                    2601 S. Bayshore Drive, Suite 1600
                                    Coconut Grove, FL  33133
                                    Attention:  Dennis Olle, Esq.
                                    Telephone Number:  305-860-7278
                                    Telecopy Number:  305-858-4777

or, in each case, at such other address and numbers as may have been furnished in a Notice by such Person to the other parties. Any Notice shall be deemed effective or given upon receipt (or refusal of receipt).

                  (b) Severability. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

                  (c) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding may be heard and determined in such a New York state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in
Section 8(a) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  (d) Publicity. Except as required by Applicable Law or the requirements of any securities exchange or market, no party shall make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties.

                  (e) Captions and Section Headings. Captions or section headings contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

                  (f) Amendments and Waivers. Neither this Agreement nor any term hereof, may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the prior written consent of each of the Sellers and Purchasers; provided, however, that no such amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein.

                  (g) Successors and Assigns. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns. This Agreement may not be assigned (by operation of law, contract or otherwise) by any party hereto; provided, however, that each Purchaser may assign or otherwise transfer its rights and obligations hereunder to: (i) any Person who acquires shares of Common Stock from any Purchaser or any successor or assign of any Purchaser; or (ii) any successor-in-interest to substantially all of such Purchaser's or successor's or assign's business (whether by stock sale, asset sale or otherwise).

                  (h) Expenses. Each of the parties hereto agree to bear the expenses incurred by him/it in connection with the transactions contemplated by this Agreement and the Other Agreements.

                  (i) Entire Agreement. This Agreement (including the attached Exhibits and Schedules) contains the entire agreement and understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

                  (j) Exhibits. The Exhibits and Schedules attached to this Agreement hereby are incorporated into and made a part of this Agreement.

                  (k) Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the Other Agreements and the transactions contemplated hereby and thereby.

                  (l) Condition to Effectiveness. This Agreement shall become effective only upon its execution and delivery by Sellers and each Purchaser.

                  (m) Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (n) Disclosure Generally. The Schedule of Exceptions shall be arranged in sections corresponding to the Sections contained in this Agreement, and the disclosures in any section of the Schedule of Exceptions shall qualify only the corresponding section of this Agreement.

         9.       Definitions.

                  (a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified below:

                  "Action" shall mean any actions, proceedings, investigations (civil, criminal, regulatory or otherwise), arbitrations, claims, demands or grievances against either of the Sellers.

                  "Affiliate" of a specified Person means (i) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, or (ii) in the case of a natural Person, such Person's spouse, parent or lineal descendant (whether by blood or adoption and including stepchildren). "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                  "Agreement" shall mean this Agreement (including the Schedules and Exhibits hereto), as amended, supplemented or modified from time to time in accordance with the provisions hereof.

                  "Applicable Law" shall mean, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

                  "Closing" has the meaning set forth in Section 1.

                  "Common Stock" shall mean the common stock, $.02 par value per share of the Company.

                  "Company" shall mean IFX Corporation, a Delaware corporation.

                  "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

                  "$" or "dollars" shall mean lawful money of the United States of America.

                  "Encumbrance" shall mean any lien, encumbrance, hypothecation, right of others, proxy, voting trust or similar arrangement, pledge, security interest, collateral security agreement, limitations on voting rights, limitations on rights of ownership filed with any Governmental Authority, claim, charge, equities, mortgage, pledge, objection, title defect, title retention agreement, option, restrictive covenant, restriction on transfer, right of first refusal, right of first offer, statutory or contractual preemptive right or any comparable interest or right created by or arising under Applicable Law, of any nature whatsoever.

                  "Governmental Approvals" shall mean any action, order, authorization, consent, approval, license, lease, waiver, franchise, concession, agreement, license, ruling, permit, tariff, rate, certification, exemption of, filing or registration by or with, or report or notice to, any Governmental Authority.

                  "Governmental Authority" shall mean any nation or foreign or domestic government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof), or any tribunal or arbitrator(s) of competent jurisdiction, or any self-regulatory organization.

                  "include", "includes", "included" and "including" shall be construed as if followed by the phrase "without being limited to".

                  "Losses" has the meaning set forth in Section 7(a).

                  "Material Adverse Effect" shall mean any event, circumstance, occurrence, fact, condition, change or effect that is materially adverse to (i) the business, operations, results of operations, financial condition, properties, assets or liabilities of Sellers, or (ii) the ability of Sellers to perform fully its obligations under the Agreement and the Other Agreements and to consummate the transactions contemplated hereby and thereby.

                  "Notice" has the meaning set forth in Section 8(a).

                  "Other Agreements" has the meaning set forth in Section 2(c).

                  "Person" or "person" shall mean any natural person, company, corporation, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any Governmental Authority.

                  "Schedule of Exceptions" has the meaning set forth in the first paragraph of Section 2.

                  "Schedule of Purchasers" has the meaning set forth in the first paragraph hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "SEC" shall mean the U.S. Securities and Exchange Commission or any successor agency thereto.

                  "SEC Reports" shall mean all forms, reports and documents filed by the Company with the SEC since January 1, 1997 required to be filed by it pursuant to the Federal securities laws and the rules and regulations of the SEC thereunder.

                  "Shares" has the meaning set forth in Section 1.

                  "Stockholders Agreement" shall mean the Stockholders Agreement among the Company, UBS, ITI, Joel Eidelstein, Shalom and Lee S. Casty dated as of June 15, 2000.

                  "UBS" shall mean (i) UBS Capital Americas III, L.P., a Delaware limited partnership, and (ii) UBS Capital LLC, a Delaware limited liability company.

                  (b) Other Definitional Provisions. The words "hereof", "herein", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. Whenever a representation or warranty made by a Person herein refers to the knowledge of such Person, such knowledge shall be deemed to consist of the actual knowledge of such Person or the knowledge which would have been present after reasonable due inquiry by such Person. A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, executive officer, member, partner, executor or trustee of such Person (or a Person acting in any similar capacity) has, or any time had, actual knowledge of such fact or other matter, or should have had knowledge thereof given such individual's office or capacity and given industry standards or given reasonable due inquiry by such individual.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                      INTERNATIONAL TECHNOLOGY INVESTMENTS, L.C.


                                      /s/ Michael Shalom
                                      -----------------------
                                      By:     Michael Shalom
                                      Title:  Manager



                                      /s/ Michael Shalom
                                      -----------------------
                                      MICHAEL SHALOM

Purchaser:

         The undersigned hereby executes and delivers this Agreement as of the date first above written as one of the Purchasers referred to therein for the purpose of purchasing from ITI the Shares at the Closing.


                                            UBS CAPITAL AMERICAS III, L.P.

                                            By: UBS Capital Americas III, LLC


                                            By:   /s/ Mark Lama
                                                  --------------------------
                                                  Name:  Mark Lama
                                                  Title: Principal


                                            By:   /s/ Marc Unger
                                                  --------------------------
                                                  Name:  Marc Unger
                                                  Title: Chief Financial Officer


Address:            UBS Capital Americas III, L.P.
                    c/o UBS Capital Americas III, LLC
                    299 Park Avenue
                    New York, NY  10171
                    Attention:  Mark O. Lama
Telephone No.:      (212) 821-5673
Telecopy No.:       (212) 821-6333


With a copy
of Notices to:      Kaye, Scholer, Fierman, Hays & Handler, LLP
                    425 Park Avenue
                    New York, New York 10022
                    Attention: Adam H. Golden, Esq.
Telephone No.:      (212) 836-8673
Telecopy No.:       (212) 836-6573

Purchaser:

         The undersigned hereby executes and delivers this Agreement as of the date first above written as one of the Purchasers referred to therein for the purpose of purchasing from the Company the Shares at the Closing.


                                            UBS CAPITAL LLC

                                            By:   /s/ Mark Lama
                                                  --------------------------
                                                      Name: Mark Lama
                                                      Title: Attorney-in-Fact


                                            By:   /s/ Marc Unger
                                                  --------------------------
                                                      Name: Marc Unger
                                                      Title: Attorney-in-Fact


Address:            UBS Capital LLC
                    299 Park Avenue
                    New York, NY  10171
                    Attention:  Mark O. Lama
Telephone No.:      (212) 821-5673
Telecopy No.:       (212) 821-6333


With a copy
of Notices to:      Kaye, Scholer, Fierman, Hays & Handler, LLP
                    425 Park Avenue
                    New York, New York 10022
                    Attention: Adam H. Golden, Esq.
Telephone No.:      (212) 836-8673
Telecopy No.:       (212) 836-6573